COAST BUSINESS CREDIT(R)

                 FOURTH AMENDMENT TO LOA N AND SECURITY AGREEMENT

BORROWER:         NTN COMMUNICATIONS, INC.
ADDRESS:          5966 LA PLACE COURT, SUITE 100
                  CARLSBAD, CALIFORNIA 92008

BORROWER:         BUZZTIME ENTERTAINMENT, INC.
ADDRESS:          5966 LA PLACE COURT, SUITE 100
                  CARLSBAD, CALIFORNIA 92008

DATE:             FEBRUARY 25, 2002

THIS FOURTH AMENDMENT TO THE LOAN AND SECURITY AGREEMENT ("Amendment") is entered into as of the above date between COAST BUSINESS CREDIT, a division of Southern Pacific Bank ("Coast"), a California corporation, with offices at 12121 Wilshire Boulevard, Suite 1400, Los Angeles, California 90025, and NTN
Communications, Inc. and Buzztime Entertainment, Inc. (jointly and severally, "Borrower") whose chief executive office is located at the above address ("Borrower's Address"). This Amendment shall for all purposes be deemed to be a part of the Loan and Security Agreement ("Agreement") and the Schedule to the Agreement ("Schedule") and the same are integral parts of the Agreement and Schedule.

                                    AMENDMENT

1. Section 9.1 of the Agreement is hereby amended to read as follows:

" 9.1 MATURITY DATE. This Agreement shall continue in effect until the Maturity Date."

2. Section 2.1 of the Schedule is hereby amended to add the following paragraph at the end of the existing Section:

"The Maximum Dollar Amount shall be reduced to Two Million Five Hundred Thousand Dollars ($2,500,000.00) on June 30, 2002, to Two Mil lion Two Hundred Fifty Thousand Dollars ($2,250,000.00) on January 31, 2003, and to Two Million Dollars ($2,000,000.00) on March 31, 2003."

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3. Section 9.2 of the Schedule is hereby amended to read as follows:

"SECTION 9.2 - EARLY TERMINATION FEE: An amount equal to three percent (3%) of the Maximum Dollar Amount if termination occurs before the Maturity Date."

4. Section 8.1, paragraph 5 of the Schedule to the Agreement entitled Other Provisions is hereby amended to read as follows:

"5. Intentionally omitted."

5. Section 8.1 of the Schedule to the Agreement entitled Other Provisions shall be amended to add the following paragraphs 18 and 19 at the end of the existing Section:

"18. As of the date hereof, and at all times during the Term hereof thereafter, Borrower shall maintain a Senior Debt to EBITDA Ratio ("SDR") of not greater than 3.0 : 1.0 measured on a quarterly basis. For the purpose of this SDR covenant, EBITDA shall be defined as earnings before interest, taxes, depreciation and amortization less capitalized software expenses plus any non-cash stock based compensation and debt conversion costs. EBITDA will be taken from the prior two (2) quarters and annualized. Notwithstanding the preceding, the most recently measured quarter's annualized EBITDA shall not result in a SDR greater than 3.5 : 1.0.

19. As of the date hereof, and at all times during the Term hereof thereafter, Borrower shall maintain the following Debt Service Coverage Ratios, measured on a quarterly basis, defined for the purpose of this Debt Service Coverage Ratio covenant as EBITDA (as defined in Section 8.1, paragraph 18 above) less unfinanced CAPEX (defined on the statement of cash flow as "capital expenditures" less "deposits on broadcast equipment" less "proceeds from the issuance of stock, net of costs") divided by the sum of annualized cash interest plus cash taxes plus current maturities of long term debt. EBITDA will be taken from the prior two (2) quarters and annualized.

          DSC for fiscal year end 2002, quarters 1 and 2 shall be equal to or greater than 1.2 : 1.0; DSC for fiscal year end 2002, quarters 2 and 3 shall be equal to or greater than 1.4 : 1.0; DSC for fiscal year end 2002, quarters 3 and 4 shall be equal to or greater than 1.6 : 1.0; DSC for fiscal year end 2002, quarter 4 and fiscal year end 2003, quarter 1 shall be equal to or greater than 1.4 : 1.0; and DSC for fiscal year end 2003, quarters 1 and 2 shall be equal to or greater than 1.2 : 1.0.

Notwithstanding the preceding, the most recently measured quarter's annualized EBITDA shall not result in a DSC ratio of less than 1.0 : 1.0."

6. Section 9.1 of the Schedule to the Agreement entitled Maturity Date is hereby amended to read as follows:

          "June 30, 2003".

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           CONDITIONS PRECEDENT TO EFFECTIVENESS OF FOURTH AMENDMENT

1. Borrower shall execute and deliver this Fourth Amendment to Coast.

2. Borrower shall pay Coast a Renewal Fee of Forty Thousand Dollars ($40,000.00) fully earned and payable on July 1, 2002.

EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN, ALL OF THE TERMS AND CONDITIONS OF THE LOAN AND SECURITYAGREEMENT, SCHEDULE AND ALL OTHER DOCUMENTS AND AGREEMENTS BETWEEN COAST AND BORROWER SHALL CONTINUE IN FULL FORCE AND EFFECT AND THE SAME ARE HEREBY RATIFIED AND AFFIRMED. THE WAIVERS AND CONSENTS CONTAINED HEREIN DO NOT CONSTITUTE A WAIVER OR CONSENT OF ANY OTHER PROVISION OR TERM OF THE LOAN AND SECURITYAGREEMENT, SCHEDULE NOR ANY RELATED DOCUMENT OR AGREEMENT, NOR AN AGREEMENT TO WAIVE OR CONSENT TO ANY TERM OR CONDITION OF THE LOAN AND SECURITYAGREEMENT, SCHEDULE NOR ANY RELATED DOCUMENT OR AGREEMENT IN THE FUTURE.

Borrower:                                  Coast:
   NTN COMMUNICATIONS, INC.                 COAST BUSINESS CREDIT, a division of
                                            Southern Pacific Bank

   By:/s/ Stanley B. Kinsey
      Stanley B. Kinsey, CEO                 By:/s/ Mike Richman
                                                Mike Richman, Vice President

   And by:/s/ James Frakes
          James Frakes, CFO

Borrower:
   BUZZTIME entertainment, INC.


   By:/s/ Stanley B. Kinsey
      Stanley B. Kinsey, Chairman.


   And by:/s/ James B. Frakes
          James Frakes, CFO

        Signature page to Fourth Amendment to Loan and Security Agreement